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                                                                   Exhibit 11.0



            DALLAS GOLD AND SILVER EXCHANGE, INC. AND SUBSIDIARIES

            COMPUTATION OF FULLY DILUTED EARNINGS PER COMMON SHARE


                                                                                       Year ended December 31,
                                                                                    -----------------------------
                                                                                        1995             1994
                                                                                    ------------     ------------
  Weighted average number of common shares outstanding                                 5,855,098        5,885,887

  Shares issuable assuming exercise of convertible note payable                            5,342              -

  Shares issuable assuming exercise of outstanding options                                    (A)              (A)
                                                                                    ------------     ------------

  Weighted average number of common shares outstanding,
     assuming full dilution                                                            5,860,440        5,885,887
                                                                                    ============     ============

  Net earnings for the year                                                         $     42,153     $    239,040
  Add:  Reduction of interest from assumed payment or
           conversion of debt                                                                962             -
                                                                                    ------------     ------------

                Earnings on a fully diluted basis                                   $     43,115     $    239,040
                                                                                    ============     ============

            Fully diluted earnings per share                                               $.01             $.04
                                                                                            ===              ===


(A) No shares are shown as issuable from the exercise of options as the market price of the stock was substantially below the exercise price for all of 1994 and 1995.